Exhibit (1)(c)

SCHEDULE B

LEGG MASON PARTNERS INCOME TRUST

Amended and Restated

Designation of Classes

(May 25, 2012)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration have divided the Series of the Trust into one or more Classes of Shares (each, a “Class”);

WHEREAS, the Trustees have heretofore terminated certain Classes so established and designated and/or have changed the names of certain Classes so established and designated;

NOW THEREFORE, the following are the Classes of Shares of each identified Series of the Trust, effective as of August 1, 2012, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

	SERIES	CLASSES

1.	Western Asset Adjustable Rate Income Fund	A, B, C*, C1*, I, FI, R, IS
2.	Western Asset California Municipals Fund	A, B, C, I, FI, R, R1
3.	Legg Mason Western Asset Core Bond Fund	A, B, C*, C1*, I, FI, R
4.	Legg Mason Western Asset Core Plus Bond Fund	A, B, C*, C1*, I, FI, R
5.	Western Asset Corporate Bond Fund	A, B, C*, C1*, I, FI, R, P, IS
6.	Western Asset Global High Yield Bond Fund	A, B, C*, C1*, I, FI, R, IS
7.	Legg Mason Western Asset Global Inflation Management Fund	A, C*, C1*, I, FI, R
8.	Western Asset Mortgage Backed Securities Fund	A, B, C*, C1*, I, 1, FI, R, IS
9.	Western Asset High Income Fund	A, B, C*, C1* I, FI, R
10.	Western Asset Intermediate Maturity California Municipals Fund	A, C, I, FI, R, R1
11.	Western Asset Intermediate Maturity New York Municipals Fund	A, C, I, FI, R, R1
12.	Western Asset Intermediate-Term Municipals Fund	A, B, C, I, FI, R, R1
13.	Western Asset Managed Municipals Fund	A, B, C, I, 1, FI, R, R1
14.	Western Asset Massachusetts Municipals Fund	A, B, C, I, FI, R, R1
15.	Western Asset Municipal High Income Fund	A, B, C, I, FI, R, R1
16.	Western Asset New Jersey Municipals Fund	A, B, C, I, FI, R, R1
17.	Western Asset New York Municipals Fund	A, B, C, I, FI, R, R1
18.	Western Asset Oregon Municipals Fund	A, B, C, I, FI, R, R1
19.	Western Asset Pennsylvania Municipals Fund	A, B, C, I, FI, R, R1
20.	Western Asset Short Duration Municipal Income Fund	A, C, I, FI, R, R1
21.	Western Asset Short-Term Bond Fund	A, B, C*, C1*, I, FI, R, IS
22.	Western Asset Strategic Global Income Fund	A, B, C*, C1*, I, FI, R, IS
23.	Western Asset Emerging Markets Debt Fund	A, C*, C1* I, FI, R, IS
24.	Western Asset Short Term Yield Fund	I, FI, IS

*	Prior to August 1, 2012, Class C shares were classified as Class R1 shares and Class C1 shares were classified as Class C shares.

1.             Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.             The number of authorized Shares of each Class is unlimited.

3.             All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4.             With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5.             The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6.             The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7.             Capitalized terms not defined herein have the meanings given to such terms in the Declaration.